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                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of the Amkor Technology, Inc. Annual Report on Form 10-K.



/s/ Siana Carr & O'Connor, LLP
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Siana Carr & O'Connor, LLP



Paoli, Pennsylvania
March 27, 2000